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                                                                   Exhibit 10.73
                                                                   -------------

                        COMMUTATION AND RELEASE AGREEMENT
                        ---------------------------------

     This Commutation and Release Agreement (the "Commutation Agreement") is

made and enter into this 12 day of July, 2002, by and between Health Care

Indemnity, Inc. on behalf of itself and its affiliates, assigns, parents and subsidiaries ("HCII or Reinsured"), and Lawrenceville Property & Casualty

Company ("LP&C") and MIIX Insurance Company ("MIIX") on behalf of their affiliates, assigns, parents and subsidiaries, (collectively, the "Parties").

                             COMMUTATION AND RELEASE
                             -----------------------

     WHEREAS, LP&C and Reinsured entered into a reinsurance treaty, attached as

Exhibit A, whereby LP&C, in consideration of payment of premium, agreed to reinsure a quota share of certain risks insured by Reinsured;

     WHEREAS, MIIX provided the Hold Harmless agreement attached as Exhibit B,

under which it undertook to indemnify HCII for amounts which LP&C became unable or unwilling to pay and which, together with the Agreement in Exhibit A, shall herein be referred to collectively as the "Agreements";

     WHEREAS, HCII settled and paid various claims reinsured under the aforementioned treaty, gave notice to LP&C and MIIX Insurance and sought indemnification from them thereunder;

     WHEREAS, LP&C and MIIX Insurance refused payment under the aforementioned treaty and Hold Harmless agreement;

     WHEREAS, a dispute among the Parties arose respecting those claims and,

pursuant to the treaty, HCII commenced an arbitration, captioned "Health Care

Indemnity, Inc., Reinsured, and Lawrenceville Property and Casualty Company and

MIIX Insurance Company, Respondent Reinsurers" to resolve the dispute.

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     WHEREAS, the Parties desire fully and finally to settle, commute, release and extinguish all rights, obligations and liabilities, known and unknown, of

LP&C, MIIX and Reinsured under the Agreements;

     WHEREAS, LP&C and MIIX have offered to pay and, notwithstanding anything in

Article 17 of the Treaty to the contrary, Reinsured has agreed to accept in full satisfaction of LP&C's and MIIX's present and future liability under the

Agreements the sum described in paragraph 1 below;

     NOW, THEREFORE, it is agreed by and between the Parties that:

     1.   LP&C and/or MIIX shall pay to Reinsured the sum of Thirty-One Million

          Seventy-Six Thousand Dollars ($31,076,000) upon execution of this

          Commutation Agreement by the Parties, but not later than July 12,

          2002. Payment shall be in the currency of the United States and shall be made by wire transfer.

     2.   Reinsured shall accept the sum set forth in paragraph 1 herein in full and final settlement of any and all amounts due or to become due by

          LP&C and/or MIIX to Reinsured under the Agreements.

     3.   Upon full and timely payment of the amount described in paragraph 1 by

          LP&C and/or MIIX to the Reinsured, each party and its successors and assigns shall fully and forever release and discharge the other party and its respective predecessors, parents, affiliates, subsidiaries,

          agents, attorneys, officers, directors, liquidators, receivers,

          shareholders, successors and assigns from any and all present and further payment obligations, adjustments, executions, offsets,

          actions, causes of action, suits, arbitration proceedings, debts, sums of money, accounts, reckonings,

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          bonds, bills, covenants, contracts, controversies, agreements,

          promises, damages, judgments, claims, demands, liabilities and/or loses whatsoever, all whether known or unknown, that it or its predecessors, successors or assigns ever had, now have, or hereafter may have, whether grounded in law or in equity, in contract or in tort, by reason of any matter whatsoever arising out of, in connection with, or related to the Agreements, including without limitation any and all treaty business arising under the Agreements, it being the intention of the Parties that this release operate as a full and final settlement of any and all of the Parties' respective obligations and liabilities under the Agreements, it being further understood and agreed that this release in no way applies to or changes the obligations of other reinsurers under the treaty in Exhibit A.

     4.   The Parties acknowledge that they have entered into this Commutation

          Agreement in reliance on their own independent investigations and analyses of the facts underlying the subject matter of the Commutation

          Agreement, and that no representations, warranties, or promises of any kind have been made directly or indirectly to induce them to execute this Commutation Agreement, other than those which are expressly set forth herein.

     5.   Each party acknowledges to the others that it has had the advice of attorneys of its own choosing in connection with valuation,

          negotiations and execution of this Commutation Agreement.

     6.   The Parties to this Commutation Agreement are entering into it freely,

          without duress, in good faith, at arm's length, and in the regular course of business and believe that it is a good, valid, and enforceable agreement. In the event, however,

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          that any court of competent jurisdiction renders a final,

          nonappealable order or ruling declaring this Commutation Agreement or the payment hereunder null and void, it is mutually agreed by the

          Parties that this Commutation Agreement shall be immediately rescinded and that each of the Parties hereto shall be restored to the position it was in just prior to the making of this Commutation Agreement.

     7.   The Parties hereto expressly warrant and represent that they are corporations in good standing in their respective places of domicile;

          that the execution of this Commutation Agreement is fully authorized by each of them; that the person or persons executing this Commutation

          Agreement have the necessary and appropriate authority to do so; that there are no pending agreements, transactions, or negotiations to which any of them are a party that would render this Commutation

          Agreement or any part thereof void, voidable, or unenforceable; that any necessary authorization, consent or approval of any government entity required to make this Commutation Agreement valid and binding upon them has been obtained; and that no claim or loss being paid or settled under this Commutation Agreement has been previously assigned,

          sold or transferred to any other person or entity.

     8.   This Commutation Agreement shall be interpreted under and governed by the laws of the State of Colorado.

     9.   The Parties hereby agree to execute promptly any and all supplemental agreements, releases, affidavits, waivers and other documents of any nature or kind which may reasonably be required in order to implement the provisions or objectives of this Commutation Agreement.

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     10.  This Commutation Agreement may be executed in multiple counterparts,

          each of which, when so executed and delivered shall be an original,

          but such counterparts shall together constitute one and the same instrument and agreement.

     11.  This Commutation Agreement contains the entire agreement between the

          Parties as respects its subject matter. All discussions, agreements,

          representations, warranties and statements previously entertained between the Parties concerning the subject matter of the Commutation

          Agreement are merged into this Commutation Agreement. This Commutation

          Agreement may not be modified or amended, nor any of its provisions waived, except by an instrument in writing, signed by the Parties.

     12.  The Parties expressly agree that the terms and conditions of this

          Commutation Agreement shall be confidential and shall not be disclosed by one party without the prior written consent of the other Parties,

          except with respect to reporting to reinsurers, retrocessionaires or rating agencies, and except where otherwise required by contract or by authority of a court, administrative tribunal, arbitration panel or regulatory agency.

     IN WITNESS WHEREOF, the Parties hereto have executed this Commutation and

Release Agreement in duplicate, effective as of the day and year first written above.

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HEALTH CARE INDEMNITY, INC.               LAWRENCEVILLE P & C


         /s/ James D. Hinton                      /s/ Catherine E. Williams
         -------------------                      -------------------------

Title:   President                        Title:  Sr. Vice President
Date:    July 2, 2002                     Date:   July 12, 2002

MIIX INSURANCE


         /s/ Catherine E. Williams
         -------------------------

Title:   Sr. Vice President
Date:    July 12, 2002















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